    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                             PHOENIX NETWORK, INC.
             (Exact name of registrant as specified in its charter)
                                ---------------

           DELAWARE                                     84-0881154
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                  1687 COLE BOULEVARD, GOLDEN, COLORADO 80401
                    (Address of principal executive offices)
                  1988 STOCK OPTION PLAN OF AMERICONNECT, INC.
                  1994 STOCK OPTION PLAN OF AMERICONNECT, INC.
                           (Full Title of the Plans)
                                ---------------

              Jeffrey L. Bailey
            Phoenix Network, Inc.                           Copies to:
             1687 Cole Boulevard                     Ernest J. Panasci, Esq.
            Golden, Colorado 80401                      Freeborn & Peters
   (Name and Address of Agent for Service)        950 17th Street -- Suite 2600
                (303) 232-4333                        Denver, Colorado 80202
   (Telephone Number, Including Area Code,                    (303) 628-4200
            of Agent for Service)

                                ---------------
                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM
                                               PROPOSED MAXIMUM     AGGREGATE
TITLE OF SECURITIES              AMOUNT TO BE   OFFERING PRICE      OFFERING        AMOUNT OF
TO BE REGISTERED                  REGISTERED     PER SHARE(1)       PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock ($0.001 par
  value.........................
-------------------------------------------------------------------------------------------------
1988 Stock Option Plan of
  AmeriConnect, Inc.............     58,396         $0.184           $10,745
-------------------------------------------------------------------------------------------------
1994 Stock Option Plan of
  AmeriConnect, Inc.............     105,797        $1.623          $171,708
-------------------------------------------------------------------------------------------------
Total Common Stock,
  $0.001 par value..............     164,193                        $182,453           $63
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457 (h), the offering price per share and the aggregate offering price are based upon the exercise prices for shares subject to options previously granted (i) under the 1988 Stock Option Plan of AmeriConnect, Inc. (58,396 shares at an average per share exercise price of $0.184) and (ii) under the 1994 Stock Option Plan of AmeriConnect, Inc. (105,797 shares at an average per share exercise price of $1.623). No additional options will be granted under the 1988 Stock Option Plan of AmeriConnect, Inc. and the 1994 Stock Option Plan of AmeriConnect, Inc.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10-K/A;

          (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996;

          (3) Registrant's Current Reports on Form 8-K dated January 31, 1996, as amended on April 1, 1996, and October 8, 1996;

          (4) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 10, filed August 7, 1989 (File No. 0-17909) including any amendment or report filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Freeborn & Peters, Denver, Colorado has acted as counsel for the Registrant in connection with the Registration Statement and has rendered its opinion in connection therewith. Ernest J. Panasci, a partner of Freeborn & Peters, is Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VI of the Registrant's Certificate of Incorporation ("Article VI") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article VI eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article VI does not eliminate director liability: (i) for breaches of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which a director derives an improper personal benefit; and (iv) under
Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article VI protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article VI have no effect on claims arising under the federal securities laws.

     With certain limitations, Article XI of the Registrant's By-Law ("By-Laws
Article XI") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under By-Laws Article XI is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (i) a majority of disinterested directors, or (ii) a written opinion of independent legal counsel selected by the Board. Indemnification rights under By-Laws Article XI are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under By-Laws Article XI are separable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

     Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 8th day of October, 1996.

                                            PHOENIX NETWORK, INC.

                                            By:   /s/  WALLACE M. HAMMOND
                                               ---------------------------------
                                                      Wallace M. Hammond
                                              President, Chief Executive Officer
                                                          and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wallace M. Hammond and Jeffrey L. Bailey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 8, 1996.

                  SIGNATURE                                           TITLE
---------------------------------------------     ---------------------------------------------
             /s/  WALLACE M. HAMMOND              President, Chief Executive Officer and
---------------------------------------------       Director (Principal Executive Officer)
             Wallace M. Hammond

           /s/  JEFFREY L. BAILEY                Senior Vice President and Chief Financial
---------------------------------------------       Officer (Principal Financial and Accounting
              Jeffrey L. Bailey                     Officer)


                                                  Director
---------------------------------------------
               Thomas H. Bell

           /s/  JAMES W. GALLAWAY                 Director
---------------------------------------------
              James W. Gallaway

                                                  Director
---------------------------------------------
             Merrill L. Magowan

         /s/  CHARLES C. McGETTIGAN               Director
---------------------------------------------
            Charles C. McGettigan

            /s/  DAVID SINGLETON                  Director
---------------------------------------------
               David Singleton

           /s/  MAX E. THORNHILL                  Director
---------------------------------------------
              Max E. Thornhill

                                 EXHIBIT INDEX

 EXHIBIT                                                                           SEQUENTIAL
   NO.                                   DESCRIPTION                                PAGE NO.
---------- ----------------------------------------------------------------------  ------------
     4.1   -- Restated Certificate of Incorporation of the Registrant filed as an exhibit to the Registrant's quarterly report on Form 10-Q for the quarter ended October 31, 1990, is hereby incorporated by reference.
     4.2   -- Bylaws of the Registrant filed as an exhibit to the Registrant's quarterly report on Form 10-Q for the quarter ended October 31, 1990, is hereby incorporated by reference.
     4.3   -- 1988 Stock Option Plan of AmeriConnect, Inc., as amended, filed as
              Exhibit 10.4 to AmeriConnect Inc.'s registration statement on Form
              S-1, File No. 33-23845, is hereby incorporated by reference.
     4.4   -- 1994 Stock Option Plan of AmeriConnect, Inc., as amended, filed as
              Exhibit 4.3 to AmeriConnect Inc.'s registration statement on Form
              S-8, File No. 33-80058, is hereby incorporated by reference.
     5.1   -- Opinion of Freeborn & Peters.
    23.1   -- Consent of Freeborn & Peters (contained in Exhibit 5.1).
    23.2   -- Consent of Grant Thornton LLP
    24.1   -- Power of Attorney (contained on the signature pages).